Exhibit 99.1

Perfect Moment Announces $6.4 Million Series AA Convertible Preferred Stock Private Placement

New Capital Supports Strategic Growth; Company Eliminates All Convertible Debt

LONDON—April 1, 2025—Perfect Moment Ltd. (NYSE American: PMNT) (“Perfect Moment” or the “Company”), the high-performance luxury skiwear and lifestyle brand, today announced that it has closed a private placement financing of approximately $6.4 million of its newly created 12% Series AA Convertible Preferred Stock. The 1,723,989 shares of Series AA Convertible Preferred Stock are convertible into shares of common stock at a fixed price of $1.1601 per common share.

Participants in the offering include Max Gottschalk, co-founder and chairman of Perfect Moment, who personally invested $2.0 million, reflecting his continued confidence in the company’s new leadership team and long-term growth strategy. Other investors include institutional investors as well as Kahala19, LLC, who invested a further $2.0 million in the new offering. Kahala also converted its previously issued $2.0 million convertible promissory note into common stock at its original $1.00 per share conversion price. As a result of the conversion, Perfect Moment has eliminated all convertible debt outstanding.

The Company intends to use the net proceeds to support strategic growth initiatives, working capital, and general corporate purposes.

ThinkEquity LLC acted as placement agent in connection with the private placement. Manatt, Phelps & Phillips, LLP represented the Company and Sichenzia Ross Ference Carmel LLP represented the placement agent.

Strategic and Operational Momentum

The investment follows the recent appointment of a new executive leadership team—comprising seasoned operators from Canada Goose—underscoring investor conviction in Perfect Moment’s long-term strategic direction. In a short time, the new team has launched a comprehensive transformation program focused on operational efficiency, sustainable growth, and brand elevation.

Key initiatives already underway include structural cost reductions across the supply chain and corporate functions, enhanced gross margin discipline through improved sourcing and pricing strategies, and more agile inventory and channel management. These efforts are delivering tangible results while building a scalable foundation for growth.

At the same time, the organization is doubling down on its brand-building agenda. With strong alignment between creative and commercial functions, Perfect Moment is focused on expanding its product architecture, accelerating global omnichannel reach, and deepening engagement with its customer base.

“This is a defining moment for the brand,” said Perfect Moment’s President and Chief Creative Officer, Jane Gottschalk. “We’ve always had a clear vision—to create technically beautiful pieces that merge performance with fashion, and speak to a lifestyle that’s bold, active, and expressive. Now, with the right leadership team and infrastructure in place, we believe we finally have the platform to scale that vision globally. It’s incredibly energizing to see the business and brand aligning with such momentum.”

Key Terms of the Offering

Each share of Series AA Preferred Stock is convertible into five shares of the Company’s common stock at the option of the investor, at an initial conversion price of $1.1601 per share, subject to customary adjustments.

Beginning six months after the closing date, the Company may require conversion of the Preferred Stock if its common stock trades above 200% of the then conversion price, with average daily volume exceeding 200,000 shares for 20 out of 30 consecutive trading days, subject to certain conditions.

The Series AA Preferred Stock will pay cumulative cash dividends on each share of Series AA Preferred Stock at an annual rate of 12.00% and is not redeemable. The Series AA Preferred Stock is non-voting, except as required by applicable law.

The Company has agreed to file a resale registration statement with the U.S. Securities and Exchange Commission covering the resale of the shares of common stock underlying the Series AA Preferred Stock.

Please refer to the Company’s forthcoming Current Report on Form 8-K for the complete terms of the transaction, which is filed with the Securities and Exchange Commission and made available at www.sec.gov.

Securities Law Disclosure

The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and are being issued and sold in reliance upon exemptions from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D. These securities may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful.

About Perfect Moment LTD.

Perfect Moment is a high-performance luxury skiwear and lifestyle brand that blends technical excellence with fashion-forward designs, creating pieces that effortlessly transition from the slopes to the city, the beach, and beyond.

The brand was born in 1984 in the mountains of Chamonix, France, relaunched by Max and Jane Gottschalk in 2012, and acquired by the company in 2017 and 2018. Initially the vision of extreme sports filmmaker and professional skier Thierry Donard, the brand has been built on a sense of adventure which it has sustained for more than 20 years. Fueled by his personal experiences, Donard was driven by a desire to create pieces that offered quality, style and performance, pushing the wearer in the pursuit of every athlete’s dream: to experience ‘The Perfect Moment.’

In 2012, British-Swiss entrepreneurial couple Jane and Max Gottschalk took ownership of the brand. Under Jane’s creative direction Perfect Moment was injected with a new style focus, one that reignited the spirit of the heritage brand, along with a commitment to improving fit, performance and the use of best-in-class functional materials. As such, the designs evolved into distinct statement pieces synonymous with the brand as we know it today.

Today, the brand is available globally, online and at major retailers, including MyTheresa, Net-a-Porter, Harrods, Selfridges, Saks, Bergdorf Goodman and Neiman Marcus.

Perfect Moments’ global luxury ski apparel market is expected to reach $1.7 billion in 2024 and grow at a compound annual growth rate (CAGR) of 6.2% through 2033, according to Business Research Insights. Its expanding market for luxury outerwear is expected to reach $17.9 billion in 2024 and grow at a 6.7% CAGR through 2033, reports Business Research Insights.

Learn more at www.perfectmoment.com.

Forward-looking Statements

This release contains forward-looking statements that relate to expectations or forecasts of future events. Forward-looking statements may be identified by the use of words such as “expect”, “anticipate”, “believe”, “may”, “will” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include statements relating to our use of proceeds from the transaction. Forward-looking statements are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including Item 1A (Risk Factors) of the Company’s Form 10-K for the year ended March 31, 2024 and its subsequently filed periodic reports. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Although it may voluntarily do so from time to time, the Company undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.

Contacts

Company Contact

Julie Robinson, Brand Director

Perfect Moment

Tel +44 7595178702

Email contact

Investor Contact

Ronald Both or Grant Stude

CMA Investor Relations
Tel (949) 432-7566

Email contact